UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, April 21, 2021

UFP Industries Reports All-time Quarterly Records
– Unit sales increase 33 percent, net earnings increase 157 percent –

GRAND RAPIDS, Mich., April 21, 2021 – UFP Industries, Inc. (Nasdaq: UFPI) today announced record net sales of $1.83 billion for the first quarter of 2021, a 77 percent increase over the first quarter of 2020, and record net earnings attributable to controlling interest of $103 million, a 157 percent increase over the same period of 2020. The company also reported record EPS of $1.67 per diluted share compared to $0.65 in the first quarter last year. While first quarter performance is typically limited by seasonality, net sales and earnings for the first quarter of 2021 were the highest of any quarter in company history.

“UFP Industries is enjoying unprecedented growth as we benefit from strong market conditions and the successful execution of our strategic plans. We are using our new market-focused structure to target and quickly assimilate acquisitions, better leverage our fixed costs, and reallocate resources to increase capacity efficiently,” said CEO Matthew J. Missad. “As a result, we are experiencing strong organic growth in our retail and industrial segments as well as in our site-built and factory-built housing business units. Our improvement in gross profit resulted from these changes, as well as a better pricing model that quickly adjusts to lumber market fluctuations and our growing line-up of new and value-added products. I want to thank our employees for their outstanding efforts and especially recognize our general managers for the improvements they’ve made at our facilities. I remain very encouraged about the growth prospects for our business as we look forward.”

The elevated level of softwood lumber prices contributed to a significant increase in the company’s cost of materials and was responsible for 44 percent of the 77 percent increase in net sales. The remaining 33 percent came from increased unit sales – 23 percent from acquisitions and 10 percent from organic growth.

New product sales of $159.4 million increased 58 percent over the first quarter of 2020, led by Deckorators Vault decking and deck accessories, UFP-Edge shiplap and trim, Handprint project panels and ProWood Fire Retardant treated lumber.

First Quarter 2021 Highlights (comparisons on a year-over-year basis):

-	Net sales of $1.83 billion increased 77 percent due to a 33 percent increase in unit sales and 44 percent increase in selling prices

UFP Industries, Inc.

-	An increase in SG&A of nearly $41 million, or 37 percent, is largely attributable to recent acquisitions ($11.5 million, including amortization expense of $1.7 million), accrued bonus expenses ($22.5 million) resulting from increased profitability, and increased compensation costs of $10 million, offset by net decreases of $3 million in travel costs and bad debt expense
-	Earnings from operations of $137.5 million increased 134 percent
-	Adjusted EBITDA of $162.7 million increased 111 percent

UFP Industries maintains a strong balance sheet with liquidity of approximately $421 million at the end of the first quarter. The company’s operating cash flow decreased by approximately $150 million as a result of a greater seasonal investment in net working capital of $216 million associated with higher accounts receivable and to build inventory to satisfy strong customer demand, particularly in the retail business. Net debt increased to $429 million from $131 million at the end of the first quarter of 2020 due to these factors and the acquisition of PalletOne and its wholly owned subsidiary, Sunbelt Forest Products.

On April 12, 2021, Sunbelt (an affiliate of UFP Retails Solutions) completed its acquisition of Spartanburg Forest Products and its affiliates, expanding its pressure-treating capacity throughout the eastern U.S. In addition, on April 19, 2021, UFP closed on the purchase of Walnut Hollow Farm, which produces a variety of finely finished wood surfaces used in hobby, craft and woodworking projects, as well as in taxidermy. Both transactions broaden UFP Retail Solutions’ customer base and product offerings.

“The recent acquisitions of Sunbelt and Spartanburg not only allow us to leverage costs and improve efficiencies in wood treating, they allow us to bring our value-added products to a broader and more diverse customer base. UFP will continue to pursue acquisitions that expand our capacity, enhance our capabilities, improve efficiencies and increase our sales of value-added products,” said Missad. “Growth is baked into our DNA, and I’d encourage those looking for attractive career opportunities to consider UFP during this dynamic time. We are hiring at nearly every location in many roles and currently have about 500 jobs available for hard working, highly motivated future team members.”

By business segment, the company reported the following first quarter 2021 results:

UFP Retail Solutions

●	$759 million in net sales, up 116 percent over the first quarter of 2020 due to a 56 percent increase in selling prices, a 19 percent increase in organic unit sales, and a 41 percent unit increase resulting from acquisitions, primarily Sunbelt Forest Products. Organic unit growth was driven by Deckorators (up 64 percent), Handprint (up 30 percent), Outdoor Essentials (up 28 percent), and UFP Edge (up 24 percent). Gross profit for the segment grew 122 percent. Acquisitions contributed over $10 million, or almost 23 percent, to the increase in gross profit.

UFP Industrial

●	$448.9 million in net sales, up 75 percent from the first quarter of 2020. Unit sales increased 37 percent and selling prices increased 38 percent. Organic growth accounted for 5 percent of the unit sales growth; the acquisitions of PalletOne and T&R Lumber accounted for 32 percent. Gross profit for the segment rose 83 percent, far exceeding unit sales growth, due to the company’s focus on adding value-added products and its ability to effectively increase capacity. PalletOne and T&R Lumber contributed over $13 million, or 30 percent, to the increase in gross profit.

UFP Industries, Inc.

UFP Construction

●	$559.5 million in net sales, up 47 percent over the first quarter of 2020, due to an 8 percent increase in unit sales and a 39 percent increase in selling prices. Unit sales to site-built and factory-built housing customers rose 21 percent and 15 percent, respectively. Unit sales to commercial customers fell 9 percent. Gross profit for the construction segment grew 40 percent over the first quarter of 2020, led by the site-built and factory-built business units.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 4:30 p.m. ET on Wednesday, April 21, 2021. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Use conference pass code 6679712. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through April 23, 2021, at 855-859-2056, 404-537-3406 or 800-585-5367.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information
This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers Adjusted EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2021/2020

	Quarter Period				Year to Date
(In thousands, except per share data)	2021		2020		2021		2020
NET SALES	$1,825,004	100.0%	$1,032,062	100.0%	$1,825,004	100.0%	$1,032,062	100.0%

COST OF GOODS SOLD	1,538,450	84.3	864,826	83.8	1,538,450	84.3	864,826	83.8

GROSS PROFIT	286,554	15.7	167,236	16.2	286,554	15.7	167,236	16.2

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	150,098	8.2	109,339	10.6	150,098	8.2	109,339	10.6
ASSET IMPAIRMENT CHARGES AND OTHER COSTS, NET	(1,031)	(0.1)	(735)	(0.1)	(1,031)	(0.1)	(735)	(0.1)

EARNINGS FROM OPERATIONS	137,487	7.5	58,632	5.7	137,487	7.5	58,632	5.7

OTHER EXPENSE, NET	1,485	0.1	4,740	0.5	1,485	0.1	4,740	0.5

EARNINGS BEFORE INCOME TAXES	136,002	7.5	53,892	5.2	136,002	7.5	53,892	5.2

INCOME TAXES	31,751	1.7	13,322	1.3	31,751	1.7	13,322	1.3

NET EARNINGS	104,251	5.7	40,570	3.9	104,251	5.7	40,570	3.9

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(940)	(0.1)	(411)	—	(940)	(0.1)	(411)	—

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$103,311	5.7	$40,159	3.9	$103,311	5.7	$40,159	3.9

EARNINGS PER SHARE - BASIC	$1.67		$0.65		$1.67		$0.65

EARNINGS PER SHARE - DILUTED	$1.67		$0.65		$1.67		$0.65

COMPREHENSIVE INCOME	102,055		32,014		102,055		32,014

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(414)		1,924		(414)		1,924

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$101,641		$33,938		$101,641		$33,938

SUPPLEMENTAL DATA
(In thousands)	Quarter Period				Year to Date
Segment Classification	2021		2020	%	2021		2020	%
Retail	$759,021		$352,161	115.5%	$759,021		$352,161	115.5%
Industrial	448,873		256,543	75.0%	448,873		256,543	75.0%
Construction	559,531		381,155	46.8%	559,531		381,155	46.8%
All Other	57,579		42,203	36.4%	57,579		42,203	36.4%
Total Net Sales	$1,825,004		$1,032,062	76.8%	$1,825,004		$1,032,062	76.8%

	2021	% of Sales	2020	% of Sales	2021	% of Sales	2020	% of Sales
SG&A	$150,098	8.2%	$109,339	10.6%	$150,098	8.2%	$109,339	10.6%

SG&A as a Percentage of Gross Profit	52.4%		65.4%		52.4%		65.4%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 2021/2020

(In thousands)
ASSETS	2021	2020	LIABILITIES AND EQUITY	2021	2020

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$44,399	$32,129	Cash Overdraft	$47,140	$0
Restricted cash	629	724	Accounts payable	299,398	162,039
Investments	31,439	17,778	Accrued liabilities	265,412	164,444
Accounts receivable	808,105	460,821	Current portion of debt	109	2,772
Inventories	823,414	510,681
Other current assets	29,072	38,776

TOTAL CURRENT ASSETS	1,737,058	1,060,909	TOTAL CURRENT LIABILITIES	612,059	329,255

OTHER ASSETS	149,393	124,519
INTANGIBLE ASSETS, NET	415,402	299,979	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	426,310	160,550
			OTHER LIABILITIES	165,308	120,895
PROPERTY, PLANT AND EQUIPMENT, NET	488,367	397,575	EQUITY	1,586,543	1,272,282

TOTAL ASSETS	$2,790,220	$1,882,982	TOTAL LIABILITIES AND EQUITY	$2,790,220	$1,882,982

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2021/2020

(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$104,251	$40,570
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	18,733	15,717
Amortization of intangibles	3,998	1,571
Expense associated with share-based and grant compensation arrangements	2,981	1,444
Deferred income taxes	142	286
Unrealized loss (gain) on investment and other	(1,754)	3,173
Equity in earnings of investee	630	—
Net loss (gain) on disposition and impairment of assets	(532)	(285)
Changes in:
Accounts receivable	(253,323)	(94,253)
Inventories	(207,768)	(25,783)
Accounts payable and cash overdraft	121,892	20,047
Accrued liabilities and other	14,090	(8,648)
NET CASH FROM OPERATING ACTIVITIES	(196,660)	(46,161)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(34,656)	(27,286)
Proceeds from sale of property, plant and equipment	5,062	409
Acquisitions and purchase of noncontrolling interest, net of cash received	(261,133)	(18,487)
Purchases of investments	(8,738)	(14,052)
Proceeds from sale of investments	3,381	11,260
Other	(414)	(54)
NET CASH USED IN INVESTING ACTIVITIES	(296,498)	(48,210)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	236,280	6,759
Repayments under revolving credit facilities	(121,570)	(6,498)
Contingent consideration payment and other	(627)	(3,074)
Proceeds from issuance of common stock	363	319
Dividends paid to shareholders	(9,274)	(7,730)
Distributions to noncontrolling interest	(2,914)	(299)
Repurchase of common stock	—	(29,212)
Other	(331)	12
NET CASH FROM (USED IN) FINANCING ACTIVITIES	101,927	(39,723)

Effect of exchange rate changes on cash	(349)	(1,719)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(391,580)	(135,813)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	436,608	168,666

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$45,028	$32,853

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$436,507	$168,336
Restricted cash, beginning of period	101	330
All cash and cash equivalents, beginning of period	$436,608	$168,666

Cash and cash equivalents, end of period	$44,399	$32,129
Restricted cash, end of period	629	724
All cash and cash equivalents, end of period	$45,028	$32,853

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2021/2020

	Quarter Period		Year to Date
(In thousands)	2021	2020	2021	2020
Net earnings	$104,251	$40,570	$104,251	$40,570
Interest expense	3,151	1,908	3,151	1,908
Interest and investment income	(542)	(341)	(542)	(341)
Income taxes	31,751	13,322	31,751	13,322
Expenses associated with share-based compensation arrangements	2,981	1,444	2,981	1,444
Net loss (gain) on disposition and impairment of assets	(532)	(285)	(532)	(285)
Equity in Earnings of Investee	630	—	630	—
Unrealized (gain) loss on investments	(1,754)	3,173	(1,754)	3,173
Depreciation expense	18,733	15,717	18,733	15,717
Amortization of intangibles	3,998	1,571	3,998	1,571
Adjusted EBITDA	$162,667	$77,079	$162,667	$77,079